     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 2000

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            NORWEST FINANCIAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                         IOWA                                                  42-1186565
             (State or other jurisdiction                                   (I.R.S. Employer
           of incorporation or organization                              Identification Number)

                           --------------------------

                               206 EIGHTH STREET
                             DES MOINES, IOWA 50309
                                 (515) 243-2131
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                         ------------------------------

                             STEVE R. WAGNER, ESQ.
                               206 EIGHTH STREET
                             DES MOINES, IOWA 50309
                                 (515) 243-2131
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                         ------------------------------

                                   COPIES TO:

                            CHARLES N. BURGER, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 506-5000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________

    If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED             PROPOSED
                                                                         MAXIMUM              MAXIMUM
            TITLE OF SECURITIES                  AMOUNT TO BE           AGGREGATE            AGGREGATE            AMOUNT OF
              TO BE REGISTERED                   REGISTERED(1)      PRICE PER UNIT(2)    OFFERING PRICE(2)    REGISTRATION FEE
Debt Securities.............................    $3,000,000,000            100%            $3,000,000,000          $792,000

(1) Or, if any Debt Securities are issued at an original issue discount, such greater amount as may result in the initial offering prices aggregating $3,000,000,000.

(2) Estimated solely for purposes of computing the registration fee.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED MARCH 22, 2000

PROSPECTUS
---------

                            NORWEST FINANCIAL, INC.

                                 $3,000,000,000

                                DEBT SECURITIES
                                ---------------

    We may issue up to an aggregate $3.0 billion of debt securities at one or more times. We will describe the specific terms of each series of debt securities that we offer in a supplement to this prospectus. Supplements will be made available at the time of each offering of debt securities.

    You should read this prospectus and any supplement carefully before you invest.

                              --------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

               The date of this prospectus is             , 2000

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
WHERE YOU CAN FIND MORE INFORMATION ABOUT NORWEST...........      2
INCORPORATION OF INFORMATION WE FILE WITH THE SEC...........      2
NORWEST FINANCIAL, INC......................................      2
USE OF PROCEEDS.............................................      3
RATIOS OF EARNINGS TO FIXED CHARGES.........................      3
DESCRIPTION OF DEBT SECURITIES..............................      3
PLAN OF DISTRIBUTION........................................     11
LEGAL OPINIONS..............................................     12
EXPERTS.....................................................     12

               WHERE YOU CAN FIND MORE INFORMATION ABOUT NORWEST

    We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms in Washington, D.C., Chicago, Illinois, and New York, New York. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available over the Internet at the Securities and Exchange Commission's website at http://www.sec.gov.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

    The Securities and Exchange Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supercede information contained in this prospectus and the accompanying prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities we are offering:

    - Annual Report on Form 10-K for the year ended December 31, 1999;

    - Current Report on Form 8-K dated March 21, 2000.

    You may request a free copy of any of these filings by writing or telephoning us at:

       Norwest Financial, Inc.
       206 Eighth Street
       Des Moines, Iowa 50309
       Attn: Treasurer's Department
       Telephone: (515) 243-2131

    Because we list some of our debt securities on the New York Stock Exchange, you may also inspect the filings described above, as well as other information, at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with additional or different information. If anyone else provided you with different information, you should not rely on it. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                            NORWEST FINANCIAL, INC.

    Norwest is a leading diversified consumer finance company. Our consumer finance operations make loans to individuals and purchase sales finance contracts though 906 branch offices primarily in 46 states, Guam, Saipan, Puerto Rico, Argentina and the ten Canadian provinces.

    We are a wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo & Company is a diversified financial services organization which, at December 31, 1999, had consolidated assets totaling approximately $218 billion.

    Our principal executive offices are located at 206 Eighth Street, Des Moines, Iowa 50309. Our telephone number is (515) 243-2131. When we refer to "Norwest," "we" or "our" in this prospectus, we mean Norwest Financial, Inc. and its subsidiaries on a consolidated basis, unless the context otherwise requires.

                                USE OF PROCEEDS

    Unless we indicate otherwise in a prospectus supplement, we will use the net proceeds from the sale of the debt securities for general corporate purposes. These purposes may include bulk purchases of finance receivables, acquisitions of branch offices, consumer finance operations and other related businesses or the repayment of outstanding indebtedness. The net proceeds may be invested temporarily or applied to repay short term debt until they are used for their stated purposes.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    The ratio of earnings to fixed charges for Norwest is set forth below for the periods indicated:

    YEARS ENDED DECEMBER 31,
--------------------------------
1995   1996   1997   1998   1999
----   ----   ----   ----   ----
2.13   2.11   2.00   1.72   1.78

    For the purpose of calculating the ratio of earnings to fixed charges we have divided earnings plus fixed charges and income taxes by fixed charges. Fixed charges consist of interest and debt expenses plus the portion of rentals, which we deem to be representative of the interest factor.

                         DESCRIPTION OF DEBT SECURITIES

    The securities we are offering will be either senior or senior subordinated debt. The senior debt securities and subordinated debt securities will be issued under separate indentures. The senior debt securities will be issued under an indenture, dated as of November 1, 1991, between Norwest and The First National Bank of Chicago (now called Bank One Trust Company, National Asssociation), as trustee. The subordinated debt securities will be issued under an Indenture, dated as of May 1, 1986, as amended and supplemented by a First Supplemental Indenture dated as of February 15, 1991, between Norwest and Harris Trust and Savings Bank, as trustee. Unless otherwise indicated, Bank One Trust Company, National Association and Harris Trust and Savings Bank will be referred to herein as the "trustee".

    The following summaries of the material provisions of the indentures are not complete. You should read all of the provisions of the indentures, including the definitions of certain terms. These summaries set forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The particular terms of the securities offered by any prospectus supplement and the applicability of the general provisions will be described in the appropriate prospectus supplement. Unless otherwise indicated, parenthetical section references refer to each of the indentures.

SPECIFIC TERMS OF EACH SERIES

    Each time that we issue a new series of debt securities, the prospectus supplement relating to that new series will specify the particular amount, price or other terms of these debt securities. These terms may include:

    - the title of the debt securities and whether they will be senior or subordinated debt;

    - any limit on the total principal amount of the series of debt securities;

    - the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

    - the interest rate or rates on the series of debt securities and the date from which any such interest will accrue;

    - the dates on which we will pay interest on the series of debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

    - the place or places where principal of and premium, if any, and interest on the debt securities will be payable;

    - any redemption dates, prices, obligations and restrictions on the series of debt securities;

    - any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the series of debt securities;

    - the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and multiples of $1,000;

    - the portion of the principal amount of the debt securities, other than their principal amount, that is payable on the declaration of acceleration of the maturity;

    - the applicable overdue rate if other than the interest rate stated in the title of the series of debt securities;

    - any modifications of or additions to the events of default;

    - the currency in which the debt securities will be denominated or in which payment of the principal of and premium and interest on any debt securities will be made, if other than U.S. dollars;

    - if the principal of and premium or interest on any series of debt securities is to be payable at our election or at the election of a holder of the debt securities in a currency other than that in which the debt securities are denominated, the period or periods within which and the terms and conditions on which these elections may be made;

    - if the amount of principal of and premium or interest on any series of debt securities may be determined by reference to an index based on either a currency other than that in which the debt securities are payable or any other method specifying the manner in which these amounts will be determined;

    - whether and to what extent any other means of satisfaction and discharge, which is sometimes referred to as "defeasance" will be applicable to the debt securities other than as described below under "Satisfaction and Discharge; Defeasance";

    - if the debt securities are to be issued in the form of one or more global security and, if so, the identity of the depositary or depositaries of such global debt security or global debt securities; and

    - any other specific terms of the debt securities that are not inconsistent with each Indenture. (Section 3.01)

    We may issue debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that, at the time of issuance, is below market rates. If we issue these kinds of debt securities, we will provide you with additional information in a prospectus supplement.

FORM, DENOMINATION AND EXCHANGE

    We may issue the debt securities in registered form, without coupons, in increments of $1,000 or multiples thereof, unless the prospectus supplement states otherwise.

    Alternatively, we may issue the debt securities in the form of one or more global certificates.

    No service charge will be made for any transfer or exchange of the securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 3.02)

NO EVENT OF RISK COVENANT

    Neither indenture contains any covenant or other provision that restricts Norwest from incurring, assuming or becoming liable for any type of debt or other obligations, from creating liens on its property, from paying dividends or making distributions on its capital stock or purchasing or redeeming its capital stock. Neither indenture requires Norwest to maintain any financial ratios or specified levels of net worth. In addition, neither indenture gives holders of the debt securities protection upon the occurrence of a change in control or in the event of a highly leveraged transaction involving Norwest.

LIMITATION ON MERGER, CONSOLIDATION AND CERTAIN SALE OF ASSETS

    We may not merge into or consolidate with any other corporation, or convey or transfer our properties and assets substantially as an entirety to any person unless:

    - the successor is a U.S. corporation;

    - the successor assumes on the same terms and conditions all the obligations under the debt securities and each indenture; and

    - immediately after giving effect to the transaction, there is no default under each indenture.

(Section 10.01) Upon any merger, consolidation, conveyance or transfer, the successor will succeed to, and will be substituted in lieu of Norwest. (Section 10.02).

COMPUTATION OF INTEREST

    We will calculate the interest that is due on the debt securities based on a 360-day year of twelve 30 day months, unless the prospectus supplement states otherwise. (Section 3.11)

PAYMENTS ON REGISTERED DEBT SECURITIES

    We will pay principal, interest and any premium on registered debt securities in the designated currency at the office of a designated paying agent. At our option, payment of interest on fully registered securities may also be made by check mailed to the person in whose names the securities are registered on the days specified in the indentures or any prospectus supplement. (Section 3.12)

PAYING AGENT

    Bank One Trust Company, National Association will be designated as Norwest's paying agent for the senior debt securities unless the prospectus supplement states otherwise. Harris Trust and Savings Bank will be designated as Norwest's paying agent for the subordinated debt securities unless the prospectus supplement states otherwise. (Section 8.14)

    If we authorize any other person to make payments on debt securities for us, we will identify them in the applicable prospectus supplement.

GLOBAL SECURITIES

    We may issue debt securities of a series in whole or in part in the form of one or more global certificates that will be deposited with a depository that we will identify in a prospectus supplement. Unless and until it is exchanged in whole or in part for individual certificates evidencing securities in definitive form represented thereby, a global security may not be transferred except as a whole by the depository to a nominee of that depository or by a nominee of that depository to a depository or another nominee of that depository.
(Section 3.01)

    The specific terms of the depositary arrangement for each series of debt securities will be described in the applicable prospectus supplement.

RANKING

    The senior debt securities will be the unsecured obligations of Norwest and will rank equally among themselves and with all of Norwest's other unsecured and unsubordinated debt.

    The prospectus supplement will describe the specific terms and conditions upon which the subordinated debt securities will be subordinated to other indebtedness of Norwest. Such terms may include:

    - indebtedness ranking senior to the subordinated debt securities;

    - restrictions on payments to the holders of such subordinated debt securities while a default relating to such senior indebtedness is continuing;

    - restrictions on payments to the holders of such subordinated debt securities following an event of default; and

    - provisions requiring holders of senior debt securities to receive certain payments prior to holders of subordinated debt securities. (Section 15.01)

SATISFACTION AND DISCHARGE

    At our request, each indenture will terminate as to the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities) when either:

    - all the debt securities have been delivered to the trustee for cancellation; or

    - we have deposited with the trustee in trust, an amount sufficient to make all remaining payments on these debt securities. (Section 6.01)

DEFEASANCE

    We may satisfy our obligations with respect to payments of principal of the debt securities, and premium, if any, and interest, if any, on the debt securities of any series by irrevocably depositing in trust with the trustee money or U.S. government obligations sufficient to make such payments when due. If such deposit is sufficient, as verified by a written opinion of independent public accountants, to make all payments of:

    - interest, if any, on the debt securities of such series prior to and on their redemption or maturity, as the case may be; and

    - principal of the debt securities, and premium, if any, on the debt securities of such series when due upon redemption or at the designated maturity date, as the case may be then all of our obligations with respect to the debt securities of such series and the indentures which relate to the debt securities will be satisfied and discharged.

    To elect either option described above, we must deliver to the trustee an opinion of counsel to the effect that the deposit and related payment described above would not cause the holders of that series to recognize, income, gain or loss for U.S. federal income tax purposes and that the holders of that series will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if that option had not been exercised. (Section 14.02)

EVENTS OF DEFAULT

    An "event of default" regarding any series of debt securities is any one of the following events, subject to various grace periods:

    - failure to pay principal of, or any premium on, any debt security when due;

    - failure to deposit any sinking fund payments for any series of debt security when due;

    - failure to pay any interest when due and payable;

    - failure to perform any covenants or warranties in either indenture, which failure has continued for 60 days after written notice to Norwest by the trustee or by the holders of 50% in principal amount of the outstanding debt securities of that series;

    - certain events in bankruptcy, insolvency or reorganization of Norwest;

    - default regarding any other series of debt securities, which results in the acceleration of such other series of debt securities; and

    - any other events of default regarding that series of debt securities that is specified in the prospectus supplement. (Section 7.01)

    A default regarding a single series of debt securities will not necessarily constitute a default regarding any other series. A default under other debt of Norwest will not be a default under either indenture.

    If an event of default for any series of debt securities occurs and is continuing, either the trustee or the holders of 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series to be immediately due and payable by notice in writing to Norwest. If the debt securities of that series are original issue discount debt securities, the portion of the principal amount as is specified in that series may declare the principal amount of the debt securities of that series to be immediately declared payable by notice in writing to Norwest. If the holders of debt securities give notice of the declaration of acceleration to Norwest, then they must also give notice to the trustee. (Section 7.02)

    The holders of a majority in principal amount of the outstanding debt securities may rescind a declaration of acceleration if:

    - Norwest has paid or deposited with the trustee a sum sufficient to pay principal, interest, including overdue interest and interest thereon, any premium and the fee and expenses of the trustee (Section 7.02); and

    - any other event of default, besides the failure to pay principal due because of the declaration of acceleration, has been cured or waived. (Section 7.13)

    We are required to file every year with the trustee an officers' certificate stating whether any default exists and specifying any default that exists. (Section 12.05)

NOTICE OF DEFAULTS

    The trustee is required to give notice to holders of debt securities of a default, which remains uncured or has not been waived, that is known to the trustee within 90 days after the occurrence of the default. The trustee may withhold this notice, however, if it determines in good faith that the withholding of notice is in the interest of the holders of the debt securities. However, the trustee may not withhold notice in the case of a default in the payment of principal of and premium or interest on or a sinking fund installment on any of the debt securities. In addition, the trustee is only required to give notice of the failure by Norwest to perform any covenant until at least 30 days after the failure has become a default. The term "default" for this purpose means any event which is, or after notice or lapse of time or both would become, an event of default. (Section 8.02)

RIGHTS OF THE TRUSTEE

    The holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or other power conferred on the trustee. The trustee may decline to follow that direction, however, if it either would involve the trustee in personal liability or would be unduly prejudicial to holders of the debt securities of that series that do not join in that direction. (Section 7.12) During a default, the trustee is required to exercise the standard of care that a prudent man would exercise or use under the circumstances in the conduct of his own affairs (Section 8.0) Otherwise, the trustee is not obligated, however, to exercise any of its rights or powers under each indenture at the request or direction of any of the holders of debt securities unless those holders have offered to the trustee reasonable security or indemnity. (Section 8.03)

MODIFICATION AND WAIVER OF EACH INDENTURE

    The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture. The following defaults may not, however, be waived:

    - a default in the payment of the principal, or any premium, interest or additional amounts payable on a series of debt securities, or in the payment of any sinking fund installment with respect to that series, which has not been cured until that time; or

    - a default regarding a covenant or provision of either indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected. (Section 7.13)

MODIFICATION WITHOUT CONSENT OF THE HOLDERS

    Without the consent of the holders of debt securities, we and the trustee may modify each indenture for any of the following purposes:

    - to name a successor entity to Norwest;

    - to add to our covenants for the benefit of the holders of all or any series of debt securities;

    - to establish the form or terms of securities of any series of debt securities and any related coupons;

    - to cure any ambiguity or inconsistency in the applicable indenture;

    - to modify, eliminate and add to the provisions of either indenture to enable it to qualify under the Trust Indenture Act of 1939; or

    - to provide for the acceptance or appointment of a successor trustee. (Section 11.01)

MODIFICATION REQUIRING CONSENT OF THE HOLDERS

    Each indenture provides that modifications and amendments may be made by us and the trustee with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the amendment or modification of each indenture. However, no modification or amendment may, without the consent of each holder affected:

    - change the stated maturity of the principal of, or any installment of interest on, any debt security;

    - reduce the principal amount, the rate of interest, or any additional amounts in respect of any debt security or reduce the amount of any premium payable upon the redemption of any debt security;

    - reduce the principal amount of original issued discount debt securities that would be due and payable upon acceleration of their maturity;

    - change the place of payment, the currency in which, any debt security or any premium or interest thereon is payable;

    - reduce the amount of, or postpone the date fixed for, any payment under the sinking fund for any debt security;

    - impair the right to institute suit for the enforcement of any payment on or after the stated maturity date of the security or, in the case of redemption, on or after the redemption date;

    - reduce the percentage of securities required to consent to any modification, amendment or waiver under either indenture;

    - modify, except under limited circumstances, any provisions of the applicable indenture relating to modification and amendment of the indenture or waiver of compliance with conditions and defaults thereunder; or

    - in the case of the subordinated indenture, alter the provisions regarding the subordination of the subordinated debt securities in any way that would be adverse to the holders of such debt securities. (Section 11.02)

MUTILATED, DESTROYED, STOLEN OR LOST SECURITIES

    We will replace any mutilated debt security at the expense of the holder and on surrender of that mutilated debt security to the trustee. We will also replace debt securities that are destroyed, lost or stolen at the expense of the holder and on delivery to the security registrar of evidence of that destruction, loss or theft which is satisfactory to us and the trustee. Before we issue a replacement debt security, we and the trustee may require an indemnity from the party seeking the replacement security. (Section 3.06)

NOTICES

    Except as otherwise provided in each Indenture, notices to holders of debt securities will be given by mail to the addresses of those holders as they appear in the security register. (Section 1.06)

GOVERNING LAW

    The laws of the State of New York govern each Indenture and will govern the debt securities, including any matters of interpretation under them.
(Section 1.13)

INFORMATION CONCERNING THE TRUSTEE

    We may from time to time engage in general financing and banking transactions with Bank One Trust Company, National Association or with its affiliates or with Harris Trust and Savings Bank or with its affiliates.

                              PLAN OF DISTRIBUTION

    We may sell the debt securities in one or more of the following ways:

    - through underwriters or dealers;

    - directly to one or more purchasers;

    - through agents; or

    - in a combination of any of the above transactions.

    The prospectus supplement for each series of debt securities will describe that offering, including:

    - the name or names of any underwriters;

    - the purchase price and the proceeds we will receive from such sale;

    - any underwriting discounts and other items constituting underwriters' compensation;

    - any discounts or concessions allowed or reallowed or paid to dealers; and

    - any securities exchanges on which the debt securities of such series may be listed.

    If underwriters are used in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    Debt securities may be sold directly by us or through agents designated by us from time to time. We will name any agent involved in the offer or sale of the debt securities and will list commissions payable by us to these agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the prospectus supplement.

    We may sell debt securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of debt securities.

INDEMNIFICATION

    Underwriters, dealers or agents who participate in the distribution of debt securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which these underwriters, dealers or agents may be required to make.

NO ASSURANCE OF LIQUIDITY

    Each series of debt securities will be a new issue of securities with no established trading market. Any underwriters that purchase debt securities from us may make a market in these debt securities. The underwriters will not be obligated, however, to make such a market and may discontinue market-making at any time without notice to holders of the debt securities. We cannot assure you that there will be liquidity in the trading market for any debt securities of any series.

                                 LEGAL OPINIONS

    The legality of the debt securities will be passed upon for us by Steve R. Wagner, Esq., who is our Senior Assistant General Counsel, and for the underwriters, dealers or agents by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                    EXPERTS

    The consolidated financial statements of Norwest and subsidiary companies as of and for the year ended December 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon authority of that firm as experts in accounting and auditing.

    The consolidated financial statements of Norwest and subsidiary companies as of December 31, 1998 and for each of the two years in the period ended
December 31, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the report of Deloitte & Touche LLP, independent auditors, incorporated by reference herein, and upon authority of that firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses in connection with the issuance and distribution of the securities covered hereby, other than the underwriting discount, are, subject to further contingencies, estimated to be as follows:

Registration Statement Filing Fee.....................  $  792,000
Printing and Engraving*...............................     225,000
Blue Sky Expenses*....................................     150,000
Rating Agency Fees*...................................   1,050,000
Accounting Fees*......................................     150,000
Legal Fees and Expenses*..............................      60,000
Trustee Fees*.........................................     450,000
Miscellaneous*........................................     123,000
                                                        ----------
    Total.............................................  $3,000,000
                                                        ==========

------------------------

*   Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Sections 490.850 through 490.858 of the Iowa Business Corporations Act, and
Article X of the Company's By-Laws permit the indemnification of certain persons, including directors and officers of the Company, under certain circumstances.

    The Company's By-Laws provide that the Company shall indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the Company) by reason of the fact that he is or was a director or officer of the Company, a member of any committee of the Board of Directors, or a fiduciary of an employee benefit plan of the Company or its affiliated companies (provided such fiduciary is or was simultaneously a director, officer or employee of the Company), or any director, officer or employee of the Company who is or was serving at the request of the Company as a director or officer or equivalent official of another company, partnership, joint venture, trust, association or other enterprise or organization, against all expenses of whatever nature, including (but not limited to) counsel fees and disbursements, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, also had no reasonable cause to believe his conduct was unlawful.

    The Company's By-Laws also provide that the Company shall indemnify any person (or his heirs, executors or administrators) who was or is involved or is threatened to be involved as a party or otherwise to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgement in its favor by reason of the fact that he is or was a director or officer of the Company, a member of any committee of the Board of Directors, or a fiduciary of an employee benefit plan of the Company or its affiliated companies (provided such fiduciary is or was simultaneously a director, officer or employee of the Company), or any director, officer or employee of the

Company who is or was serving at the request of the Company as a director or officer or equivalent official of another corporation, partnership, joint venture, trust, association or other enterprise or organization, against all expenses of whatever nature, including (but not limited to) counsel fees and disbursements, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

    Wells Fargo & Company maintains policies of insurance under which directors and officers of the Company are insured, subject to certain specific exclusions and deductible maximum amounts, against loss arising from any civil claim which may be made against them, or any of them, arising out of any misstatement, misleading statement, omission or other act done or alleged to have been done, or wrongfully attempted, while acting in their representative capacities.

    Any agreement with underwriters or agents may contain provisions providing for the indemnification of the Company and certain of its directors and officers in certain circumstances.

ITEM 16. EXHIBITS.

       EXHIBIT
         NO.                                    DESCRIPTION OF EXHIBIT
---------------------                           ----------------------
* 1.1                   --   Form of Underwriting Agreement.

  3(a)                  --   Articles of Incorporation of the Company filed as Exhibit
                             (3)(a) to the Company's Annual Report on Form 10-K for the
                             year ended December 31, 1983 is hereby incorporated by
                             reference.

  3(b)                  --   By-Laws of the Company filed as Exhibit (3)(b) to the
                             Company's Annual Report on Form 10-K for the year ended
                             December 31, 1983 is hereby incorporated by reference.

  4(a)                  --   Norwest Financial, Inc. Standard Multiple--Series Indenture
                             Provisions dated May 1, 1986 filed as Exhibit 4(a) to the
                             Company's Registration Statement on Form S-3 (Commission
                             File No. 33-5392) is hereby incorporated by reference.

  4(b)                  --   Conformed Copy of Indenture dated as of November 1, 1991
                             between the Company and The First National Bank of Chicago
                             (now called Bank One Trust Company, National Association), as Trustee, relating to the Senior Securities filed as
                             Exhibit 2(a) to the Company's Form 8-A Registration
                             Statement dated May 24, 1993 is hereby incorporated herein by reference.

       EXHIBIT
         NO.                                    DESCRIPTION OF EXHIBIT
---------------------                           ----------------------
  4(c)(1)               --   Conformed copy of Indenture dated as of May 1, 1986 between the Company and Harris Trust and Savings Bank, as Trustee,
                             relating to the Senior Subordinated Securities filed as
                             Exhibit 4(p) to the Company's Form 10-K Annual Report for
                             the year ended December 31, 1986 is hereby incorporated
                             herein by reference.

  4(c)(2)               --   Conformed copy of First Supplemental Indenture dated as of
                             February 15, 1991 between the Company and Harris Trust and
                             Savings Bank, as Trustee, relating to the Senior
                             Subordinated Securities filed as Exhibit 4.4 to the
                             Company's Form 8-K Current Report dated February 25, 1991 is hereby incorporated by reference.

  4(d)(1)               --   Form of Senior Note with Optional Redemption Provisions
                             filed as Exhibit 4(d)(1) to the Company's Registration
                             Statement on Form S-3 (Commission File No. 33-5392) is
                             hereby incorporated by reference.

  4(d)(2)               --   Form of Senior Debenture with Optional Redemption and
                             Sinking Fund Provisions filed as Exhibit 4(d)(2) to the
                             Company's Registration Statement on Form S-3 (Commission
                             File No. 33-5392) is hereby incorporated by reference.

  4(d)(3)               --   Form of Variable Rate Senior Note with Optional Redemption and Repayment Provisions filed as Exhibit 4(d)(3) to the
                             Company's Registration Statement on Form S-3 (Commission
                             File No. 33-5392) is hereby incorporated by reference.

  4(d)(4)               --   Form of Extendible Senior Note with Optional Redemption and
                             Repayment Provisions filed as Exhibit 4(d)(4) to the
                             Company's Registration Statement on Form S-3 (Commission
                             File No. 33-5392) is hereby incorporated by reference.

  4(d)(5)               --   Form of Original Issue Discount Senior Note with Optional
                             Redemption and Repayment Provisions filed as
                             Exhibit 4(d)(5) to the Company's Registration Statement on
                             Form S-3 (Commission File No. 33-5392) is hereby
                             incorporated by reference.

  4(d)(6)               --   Form of Zero Coupon Senior Note with Optional Redemption and
                             Repayment Provisions filed as Exhibit 4(d)(6) to the
                             Company's Registration Statement on Form S-3 (Commission
                             File No. 33-5392) is hereby incorporated by reference.

  4(e)(1)               --   Form of Senior Subordinated Note with Optional Redemption
                             Provisions filed as Exhibit 4(e)(1) to the Company's
                             Registration Statement on Form S-3 (Commission File
                             No. 33-5392) is hereby incorporated by reference.

  4(e)(2)               --   Form of Senior Subordinated Debenture with Optional
                             Redemption and Sinking Fund Provisions filed as
                             Exhibit 4(e)(2) to the Company's Registration Statement on
                             Form S-3 (Commission File No. 33-5392) is hereby
                             incorporated by reference.

  4(e)(3)               --   Form of Variable Rate Senior Subordinated Note with Optional
                             Redemption and Repayment Provisions filed as
                             Exhibit 4(e)(3) to the Company's Registration Statement on
                             Form S-3 (Commission File No. 33-5392) is hereby
                             incorporated by reference.

       EXHIBIT
         NO.                                    DESCRIPTION OF EXHIBIT
---------------------                           ----------------------
  4(e)(4)               --   Form of Extendible Senior Subordinated Note with Optional
                             Redemption and Repayment Provisions filed as
                             Exhibit 4(e)(4) to the Company's Registration Statement on
                             Form S-3 (Commission File No. 33-5392) is hereby
                             incorporated by reference.

  4(e)(5)               --   Form of Original Issue Discount Senior Subordinated Note
                             with Optional Redemption and Repayment Provisions filed as
                             Exhibit 4(e)(5) to the Company's Registration Statement on
                             Form S-3 (Commission File No. 33-5392) is hereby
                             incorporated by reference.

  4(e)(6)               --   Form of Zero Coupon Senior Subordinated Note with Optional
                             Redemption and Repayment Provisions filed as
                             Exhibit 4(e)(6) to the Company's Registration Statement on
                             Form S-3 (Commission File No. 33-5392) is hereby
                             incorporated by reference.

* 5                     --   Opinion of Counsel of the Company.

 12                     --   Computation of ratios of earnings to fixed charges for the years ended December 31, 1999, 1998, 1997, 1996 and 1995
                             filed as Exhibit 12 to the Company's Annual Report on
                             Form 10-K for the year ended December 31, 1999 is hereby
                             incorporated by reference.

*23(a)                  --   Consent of Steve R. Wagner, Esq. (included in Exhibit 5).

*23(b)(1)                    Consent of KPMG LLP.

*23(b)(2)               --   Consent of Deloitte & Touche LLP.

*25(a)                  --   Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Bank One Trust Company,
                             National Association, as Trustee.

*25(b)                  --   Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Harris Trust and Savings
                             Bank, as Trustee.

------------------------

*   Filed herewith.

ITEM 17. UNDERTAKINGS.

    (A) UNDERTAKINGS PURSUANT TO ITEM 512 OF REGULATION S-K.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that is incorporated in this registration statement by reference;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that is incorporated in this registration statement by reference;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment and each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (B) UNDERTAKINGS IN RESPECT OF INDEMNIFICATION.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification by the registrant against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa on the 21(st) day of March, 2000.

                                                       NORWEST FINANCIAL, INC.

                                                       By:         /s/ DENNIS E. YOUNG
                                                            --------------------------------
                                                                     Dennis E. Young
                                                              EXECUTIVE VICE PRESIDENT AND
                                                                 CHIEF FINANCIAL OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed below by the following persons, in the capacities indicated, on the 21(st) day of March, 2000.

                      SIGNATURE                                       TITLES
                      ---------                                       ------
                /s/ DANIEL W. PORTER                   Chairman of the Board and Chief
     -------------------------------------------         Executive Officer (Principal
                 (Daniel W. Porter)                      Executive Officer)

                /s/ THOMAS P. SHIPPEE                  President and Chief Operating
     -------------------------------------------         Officer and Director
                 (Thomas P. Shippee)

              /s/ PATRICIA J. MCFARLAND                Senior Vice President, General
     -------------------------------------------         Counsel and Secretary and Director
               (Patricia J. McFarland)

                                                       Director
     -------------------------------------------
                  Stanley S. Stroup

                 /s/ DENNIS E. YOUNG                   Executive Vice President and Chief
     -------------------------------------------         Financial Officer and Director
                  (Dennis E. Young)                      (Principal Financial Officer)

                /s/ ERIC T. TORKELSON                  Senior Vice President and Controller
     -------------------------------------------         (Principal Accounting Officer)
                 (Eric T. Torkelson)

                               INDEX TO EXHIBITS

EXHIBIT NO.                                DESCRIPTION OF EXHIBIT
-----------             ------------------------------------------------------------
 1.1                    Form of Underwriting Agreement

 5                      Opinion of Counsel of the Company.

23(a)                   Consent of Steve R. Wagner, Esq. (included in Exhibit 5).

23(b)(1)                Consent of KPMG LLP.

23(b)(2)                Consent of Deloitte & Touche LLP.

25(a) Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Bank One Trust Company,
                        National Association, as Trustee.

25(b)                   Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Harris Trust and Savings
                        Bank, as Trustee.